EXHIBIT 4.2




  ____________________________________________________________________________






                             THE VALSPAR CORPORATION

                       $200,000,000 5.625% Notes due 2012
                       $150,000,000 6.050% Notes due 2017



                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 17, 2007

                                       to

                      Indenture Dated as of April 24, 2002


                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                 (as successor to Bank One Trust Company, N.A.)

                                     Trustee




  ____________________________________________________________________________


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         This SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
dated as of April 17, 2007, to the Indenture (the "Existing Indenture") dated as of April 24, 2002, between THE VALSPAR CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., (as successor to Bank One Trust Company, N.A.), as trustee (the "Trustee") (the Existing Indenture as supplemented by this Supplemental Indenture, the "Indenture").

                                    RECITALS

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Existing Indenture to provide for the issuance of the Company's debt securities in one or more series;

         WHEREAS, Sections 201, 301 and 901 of the Existing Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of notes and to add to the covenants of the Company for the benefit of the Holders of each series of notes (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for the benefit of such series);

         WHEREAS, the Company desires to provide for the issuance of two new series of debt securities to be designated as the "5.625 Notes due 2012" (the "2012 Notes") and the "6.050% Notes due 2017" (the "2017 Notes" and together with the 2012 Notes, the "Notes"), and to set forth the terms that will be applicable thereto and the forms thereof; and

         WHEREAS, all action on the part of the Company necessary to make this Supplemental Indenture a valid agreement of the Company and to authorize the issuance of the Notes under the Indenture (as supplemented hereby) has been duly taken;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                      APPLICATION OF SUPPLEMENTAL INDENTURE
                              AND CREATION OF NOTES

Section 1.01 Application of this Supplemental Indenture.

         Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including the covenants and Events of Default set forth herein, are expressly and solely for the benefit of the 2012 Notes and the 2017 Notes. The 2012 Notes and the 2017 Notes each constitute a series of notes as provided in Section 301 of the Existing Indenture.

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Section 1.02 Effect of Supplemental Indenture.

         With respect to the 2012 Notes and the 2017 Notes only, the Existing Indenture shall be supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the 2012 Notes and the 2017 Notes as set forth in this Supplemental Indenture, including as follows:

         (a) The definitions set forth in Article One of the Existing Indenture shall be modified to the extent provided in Article II of this Supplemental Indenture;

         (b) The forms and terms of the securities representing the 2012 Notes and the 2017 Notes required to be established pursuant to Sections 201 and 301 of the Existing Indenture shall be established in accordance with Sections 1.03, 1.04, 1.05 and
                  1.06 of this Supplemental Indenture;

         (c) Section 501(1) of the Existing Indenture regarding a certain event of default is deleted as contemplated by Section 301(12) of the Existing Indenture and replaced in its entirety by
                  Section 5.01(a) of this Supplemental Indenture.

         (d) The provisions of Article Ten of the Existing Indenture regarding certain covenants of the Company shall be supplemented and amended by the provisions of Article V of this Supplemental Indenture.

         (e) Section 901 of the Existing Indenture regarding the entering into of supplemental indentures without the consent of holders shall be amended by inserting therein a new Section 901(8) of the Existing Indenture (as set forth in Section 7.01 of this Supplemental Indenture).

Section 1.03 Designation and Amount of Notes.

         (a) The 2012 Notes shall be known and designated as the "5.625% Notes due 2012." The initial maximum aggregate principal amount of 2012 Notes that may be authenticated and delivered under this Supplemental Indenture shall not exceed $200,000,000 except for 2012 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, 2012 Notes pursuant to Sections 202, 304, 305, 306 or 905 of the Existing Indenture (unless the issue of this series of 2012 Notes is "reopened" pursuant to Section 901(8) of the Existing Indenture (as set forth in Section 7.01 of this Supplemental Indenture)) by issuing additional 2012 Notes of such series (the "Additional 2012 Notes"), in an amount or amounts and registered in the names of such Persons as shall be set forth in any written order of the Company for the authentication and delivery of the 2012 Notes pursuant to Section 303 of the Existing Indenture.

         (b) The 2017 Notes shall be known and designated as the "6.050% Notes due 2017." The initial maximum aggregate principal amount of 2017 Notes that may be authenticated and delivered under this Supplemental Indenture shall not exceed $150,000,000 except for 2017 Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, 2017 Notes pursuant to Sections 202, 304, 305, 306 or 905 of the Existing Indenture (unless the issue of this series of 2017 Notes is "reopened" pursuant to Section 901(8) of the Existing Indenture (as set forth in Section 7.01 of this Supplemental Indenture)) by issuing additional 2017 Notes of such series (the "Additional 2017 Notes"), in an amount or amounts and registered

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in the names of such Persons as shall be set forth in any written order of the
Company for the authentication and delivery of the 2017 Notes pursuant to
Section 303 of the Existing Indenture.

Section 1.04 Terms; Form of Security.

         The 2012 Notes and the Additional 2012 Notes shall together constitute one series for purposes of the Existing Indenture and this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The 2017 Notes and the Additional 2017 Notes shall together constitute one series for purposes of the Existing Indenture and this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company shall issue any additional notes of a series by adopting a Board Resolution in the manner set forth in Section 301 of the Existing Indenture providing for the terms of such issuance. Notwithstanding the foregoing, the Notes are issuable in fully registered form as Global Notes (unless otherwise permitted by Section 202 of the Existing Indenture) without coupons and shall be in substantially the form of Exhibit A hereto. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, by its execution and delivery of this Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed.

Section 1.05 Payment of Principal and Interest.

         (a) The 2012 Notes shall mature, and the principal of the 2012 Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on May 1, 2012 (the Stated Maturity of principal of the 2012 Notes). The 2017 Notes shall mature, and the principal of the 2017 Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on May 1, 2017 (the Stated Maturity of principal of the 2017 Notes).

         (b) The 2012 Notes shall bear interest at 5.625% per annum, and the 2017 Notes shall bear interest at 6.050% per annum, in each case from and including April 17, 2007, or from the most recent Interest Payment Date (defined below) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall be payable semi-annually in arrears in U.S. Dollars on May 1 and November 1 of each year, commencing on November 1, 2007 (each such date, an "Interest Payment Date" for the purposes of the Notes under this Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the April 15 or October 15, as the case may be, next preceding such Interest

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Payment Date (each such date, a "Regular Record Date" for the purposes of the
Notes under this Supplemental Indenture).

         (c) For so long as the Notes are represented by one or more Global Notes, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in The City of New York; and PROVIDED FURTHER, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

         (d) The Notes shall trade in the Depositary's Same-Day Funds Settlement System until Stated Maturity (or until they are subject to acceleration pursuant to Article V of the Existing Indenture) and secondary market trading activity in the Notes may be required by the Depositary to settle in immediately available funds.

         (e) The Notes are subject to redemption by the Company in whole or in part in the manner described HEREIN.

Section 1.06 Ranking.

         The Notes shall be general unsecured obligations of the Company. The Notes shall rank PARI PASSU in right of payment with all unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

Section 1.07 Security Registrar and Paying Agent.

         The Company hereby initially appoints the Trustee as Paying Agent and Security Registrar for the Notes. The Company may change the Paying Agent and Security Registrar without prior notice to the Holders of the Notes, and the Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent or Security Registrar.

Section 1.08 Sinking Fund

         The Notes are not subject to any sinking fund.








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                                   ARTICLE II

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01 Definitions.

         (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

         (b) The following are definitions used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Supplemental Indenture shall govern with respect to the Notes.

         "ATTRIBUTABLE DEBT" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is compounded semi-annually. The discount rate shall be 10% per annum or, if the Company elects, the discount rate shall be equal to the weighted average Yield to Maturity of the 2017 Notes. Such average shall be weighted by the principal amount of the notes of each series then outstanding. Rent is the lesser of (a) rent for the remaining term of the lease assuming it is not terminated, or (b) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease has been extended. Rent does not include (1) amounts due for maintenance, repairs, utilities, insurance, taxes, assessments and similar charges, or (2) contingent rent, such as that based on sales. Rent may be reduced by the discounted present value of the rent that any sublessee must pay from the date of determination for all or part of the same property. If the net rent on a lease is not definitely determinable, the Company may estimate it in any reasonable manner.

         "BELOW INVESTMENT GRADE RATING EVENT" means the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

          "CHANGE OF CONTROL" means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange
Act) becomes the beneficial owner, directly or

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indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned subsidiary of a holding company and (2) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company's Voting Stock immediately prior to that transaction.

         "CHANGE OF CONTROL REPURCHASE EVENT" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "COMPARABLE TREASURY PRICE" means, with respect to any redemption date,
(i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

         "CONSOLIDATED TOTAL ASSETS" means total consolidated assets as reflected in the Company's most recent consolidated balance sheet preceding the date of a determination under Section 5.01(i) of this Supplemental Indenture.

         "CONTROL," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "DEBT" means any debt for borrowed money or any guarantee of such debt.

         "GOVERNMENT SECURITIES" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

         "INVESTMENT GRADE" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB-or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

         "LIEN" means any mortgage, pledge, security interest or lien to secure or assure payment of Debt.

         "MOODY'S" means Moody's Investors Service, Inc.

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          "LONG-TERM DEBT" means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee's consent to a date more than 12 months after the date the Debt was created.

         "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive or Senior Vice President or the Principal Accounting Officer (so long as such Principal Accounting Officer is at least a Vice President) of the Company.

         "PRINCIPAL PROPERTY" means (i) any manufacturing facility, whether now or hereafter owned, located in the United States (excluding territories and possessions other than Puerto Rico), except any such facility that in the opinion of the board of directors of the Company or any authorized committee of such board is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries, and (ii) any shares of stock of a Restricted Subsidiary.

         "QUOTATION AGENT" means the Reference Treasury Dealer appointed by the Company.

         "REFERENCE TREASURY DEALER" means (i) Barclays Capital Inc. (or one of its affiliates that is a Prime Treasury Dealer) and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         "RATING AGENCY" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company's Board of Directors) as a replacement agency for Moody's or S&P, or both, as the case may be.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "RESTRICTED SUBSIDIARY" means a Wholly-Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories or possessions other than Puerto Rico) and owns a Principal Property.

         "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

         "SALE-LEASEBACK TRANSACTION" means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person.

         "TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price

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for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "VOTING STOCK" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

         "WHOLLY-OWNED SUBSIDIARY" of any specified Person means a corporation all of whose Voting Stock is owned by the Company or a Wholly-Owned Subsidiary, the accounts of which are consolidated with those of the Company in its consolidated financial statements.

Section 2.02 Other Definitions.

                  Term                        Defined in Section
                  ----                        ------------------

         "Additional Notes"                           1.03

Section 2.03 Incorporation by Reference of Trust Indenture Act.

         The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Supplemental Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
















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                                   ARTICLE III

                                   REDEMPTION

Section 3.01 Optional Redemption.

The Notes of either or both series are subject to redemption at any time or from time to time, in whole or in part, at the Company's option at a Redemption Price equal to the greater of:

         (i)      100% of the principal amount of the Notes to be redeemed, and

         (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2012 Notes, and 25 basis points in the case of the 2017 Notes plus, in each case, accrued interest to the redemption date. The Company may provide in such notice that payment of such Redemption Price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.02 Notices to Trustee.

         If the Company elects to redeem the Notes pursuant to this Article, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

         The Company shall give each notice to the Trustee provided for in this Section at least 30 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.03 Selection of Notes To Be Redeemed.

         If fewer than all the Notes of a series are to be redeemed, the Trustee shall select the Notes of such series to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the

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selection from outstanding Notes of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of the Notes of a series that have denominations larger than $1,000. The Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Supplemental Indenture that apply to the Notes called for redemption also apply to portions of the Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

Section 3.04 Notice of Redemption.

         At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price and the amount of accrued interest to the redemption date;

                  (c) the name and address of the Paying Agent;

                  (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (e) if fewer than all the outstanding the Notes are to be redeemed, the certificate numbers and principal amounts of the particular the Notes to be redeemed;

                  (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

                  (g) the CUSIP number, if any, printed on the Notes being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.05 Effect of Notice of Redemption.

         Once notice of redemption is mailed, the Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the

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notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed the Notes registered on the relevant Regular Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06 Deposit of Redemption Price.

         Prior to 11:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than the Notes or portions of the Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

Section 3.07 Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note of such series equal in principal amount to the unredeemed portion of the Notes surrendered.


                                   ARTICLE IV

                                CHANGE OF CONTROL

Section 4.01 Change of Control.

         (a) Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to Section 3.01 hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of purchase (the "Change of Control Payment").

         (b) Within 30 days following any Change of Control Repurchase Event or, at the Company's option, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Company shall mail, or cause to be mailed, a notice (a "Change in Control Offer") to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and specifying

                  (i) that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered will be accepted for payment;

                  (ii) the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

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                  (iii) the CUSIP numbers for the Notes;

                  (iv) that any Note not tendered will continue to accrue interest;

                  (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vii) that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

                  (viii) that Holders whose Notes of any series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $1,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

                  (ix) if the notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.


         (c) The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of such conflict.

         (d) On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.


         (e) The Paying Agent will promptly mail to each Holder of Notes of each series properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.1 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.


                                    ARTICLE V

                                    REMEDIES

Section 5.01 Events of Default.

         The following event of default shall replace the event of default in
Section 501(1) of the Existing Indenture in its entirety and shall be in addition to the other events of default in Section 501 of the Existing Indenture, which shall in all respects be applicable in respect of the Notes.

         For purposes of the Notes, Section 501(1) of the Existing Indenture is replaced in its entirety by inserting therein a new Section 501(1) to read as follows:

         "(1) default in the payment of any interest on any Note of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days;".

                                   ARTICLE VI

                                    COVENANTS

         The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article Ten of the Existing Indenture, which shall in all respects be applicable in respect of the Notes.

Section 6.01 Limitation on Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on a Principal Property securing Debt unless one or more of the following exceptions apply:


         (a) the Lien equally and ratably secures the Notes and the Debt or any other obligation of the Company or a Subsidiary; PROVIDED that any obligation secured by a Lien is not subordinated to the Notes;

         (b) the Lien secures Debt incurred to finance all or part of the purchase price or the cost of construction or improvement of property of the Company or a Restricted Subsidiary; PROVIDED that (i) such Lien shall not extend to any other Principal Property owned by the Company or a Restricted Subsidiary at the time the Lien is incurred, except for unimproved real property used for such construction or improvement, and (ii) such Debt shall not be incurred more than 18 months after the later of the acquisition, completion of construction or improvement, or commencement of full operation of the property subject to the Lien;

         (c) the Lien is on property of an entity at the time the entity merges into or consolidates with the Company or a Restricted Subsidiary;

         (d) the Lien is on property at the time such property is acquired by the Company or a Restricted Subsidiary;

         (e) the Lien is on property of a corporation at the time such corporation becomes a Restricted Subsidiary;

         (f) the Lien secures Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

         (g) the Lien is in favor of a government or governmental entity and secures (i) payments pursuant to a contract or statute, or (ii) Debt incurred to finance all or part of the purchase price or cost of construction or improvement of the property subject to the Lien;

         (h) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") permitted by any of clauses (a) through (g) or extends to property that at the time is not a Principal Property; PROVIDED that (i) such Lien does not extend beyond the property subject to the existing Lien and improvements and construction on such property, and (ii) the amount of the Debt secured by such Lien does not exceed the amount of the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (a) or (f); or

         (i) the Debt plus all other Debt secured by Liens on Principal Property at the time does not exceed 10% of Consolidated Total Assets, excluding (i) Debt secured by a Lien permitted by any of clauses (a) through (h) of this Section and (ii) Debt secured by a Lien incurred prior to the date of the Existing Indenture that would have been permitted by any of those clauses if the Existing Indenture had been in effect at the time the Lien was incurred, and including Attributable Debt for any lease permitted by Section 5.02(d) of this Supplemental Indenture not otherwise permitted by any of clauses (a) through (h) of this Section.

Section 6.02 Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction for a Principal Property, unless one or more of the following exceptions apply:

         (a) the lease has a term of three years or less;

         (b) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

         (c) the Company or a Restricted Subsidiary under Sections 6.01(b) through (h) of this Supplemental Indenture may create a Lien on the property to secure Debt in an amount at least equal to the Attributable Debt for the lease;

         (d) the Company or a Restricted Subsidiary under Section 6.01(i) of this Supplemental Indenture could create a Lien on the Principal Property to secure Debt in an amount at least equal to the Attributable Debt for the lease; or

         (e) the Company or a Restricted Subsidiary, within 180 days of the effective date of the lease, retires Long-Term Debt of the Company or a Restricted Subsidiary in an amount at least equal to the Attributable Debt for the lease, excluding Debt of the Company that is subordinated to the Notes and Debt, if paid in cash, that is owned by the Company or a Restricted Subsidiary.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.01 Issuance of Additional Notes.

         For purposes of the Notes, Section 901 of the Existing Indenture is hereby amended by inserting therein a new Section 901(8) to read as follows:

             "(8) to issue additional Notes of any series in the future pursuant to Section 303 of this Indenture; provided that such additional Notes have the same terms as, and be deemed part of the same series as, the applicable series of Notes issued hereunder."

Section 7.02 Trust Indenture Act Controls.

         If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 7.03 Notices.

         Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:


          if to the Company:

          The Valspar Corporation
          1101 Third Street South
          Minneapolis, Minnesota  55415

          Attention:  Rolf Engh
          Facsimile:  (612) 375-7313

          with a copy to:

          Lindquist & Vennum PLLP
          4200 IDS Center
          Minneapolis, Minnesota  55402
          Attention:  Richard D. McNeil

          if to the Trustee:

          The Bank of New York Trust Company, N.A.
          Two North LaSalle Street
          Suite 1020
          Chicago, Illinois  606062

          Attention:  Corporate Trust
          Facsimile: (312) 827-8542

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 7.04 When Notes Disregarded.

         In determining whether the Holders of the required principal amount of Notes of any series have concurred in any direction, waiver or consent, Notes of such series owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

Section 7.05 Rules by Trustee, Paying Agent and Security Registrar.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Security Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 7.06 Payment on Business Days.

         If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

Section 7.07 Governing Law.

         THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.08 No Personal Liability of Directors, etc.

         None of the Company's directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company's obligations under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 7.09 Successors.

         All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

Section 7.10 Multiple Originals.

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 7.11 Table of Contents; Headings.

         The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 7.12 Not Responsible for Recitals or Issuance of Notes.

         The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes or for monies paid over to the Company pursuant to this Supplemental Indenture.

Section 7.13 Adoption, Ratification and Confirmation.

         The Existing Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.


                                         THE VALSPAR CORPORATION

                                         By: /s/ Paul C. Reyelts
                                             -----------------------------------
                                             Name:  Paul C. Reyelts
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



                                         THE BANK OF NEW YORK TRUST COMPANY,
                                         N.A., as Trustee

                                         By: /s/ Dan Donovan
                                             -----------------------------------
                                             Name:  Dan Donovan
                                             Title: Vice President




















         THIS IS A SIGNATURE PAGE TO THE SECOND SUPPLEMENTAL INDENTURE.

                                                                       EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP

                             THE VALSPAR CORPORATION

                             o% NOTE DUE [2012/2017]

$o                                                               No.: R-o

         The Valspar Corporation, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of o MILLION DOLLARS or such other Principal Amount as shall be set forth on Schedule I hereto on o, [2012/2017] and to pay interest thereon at the rate of o% per annum from the Initial Interest Accrual Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on o and o of each year, commencing o, 2007 (each an "Interest Payment Date"), until the principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the o and o, as the case may be, immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New York (the "Corporate Trust Office")), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or
(ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Note Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

         Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

                                             THE VALSPAR CORPORATION


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

ATTEST:


------------------------------
Secretary

                     Trustee's Certificate of Authentication

         This is one of the Notes described in the Indenture.

Dated:
                                             THE BANK OF NEW YORK TRUST
                                             COMPANY, N.A., as Trustee


                                             By:
                                                  ------------------------------
                                                     Authorized Signatory:
                                            :

                                (Reverse of Note)

                             THE VALSPAR CORPORATION

                             o% NOTE DUE [2012/2017]


         1. This Note is one of a duly authorized issue of securities of the Company designated as its o% Notes due [2012/2017] (the "Notes") limited in aggregate principal amount to $o issued and to be issued under an Indenture dated as of April 24, 2002 and a supplemental indenture dated o, 2007 (herein called the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., (as successor to Bank One Trust Company, N.A.), as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest).

         2. The Notes are subject to redemption at any time or from time to time, in whole or in part, at the Company's option at a Redemption Price equal to the greater of:

                  (i) 100% of the principal amount of the Notes to be redeemed, and

                  (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus o basis points plus, in each case, accrued interest to the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means (i) Barclays Capital Inc. (or its affiliates that is a Prime Treasury Dealer) and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         Any notice to holders of Notes of a redemption pursuant to this paragraph 2 hereof will include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers' Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

         3. Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to paragraph 2 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

         4. If an Acceleration Event with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture. An "Acceleration Event" is an Event of Default relating to bankruptcy, insolvency, or reorganization of the Company as more specifically defined by the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.

         5. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         6. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         7. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New York), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         8. The Notes are issuable only in fully registered form, without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

         9. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         10. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

         11. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30- day months. Interest shall be payable to and excluding any Interest Payment Date.

         12. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         13. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

         14. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         15. Each Holder of this Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

         16. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
______________________________________
                                     |
                                     |
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________________

______________________________________

______________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______ _____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________________

Signature: ____________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature Guarantee:

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      Schedule I

                       SCHEDULE OF TRANSFERS AND EXCHANGES
                       -----------------------------------

         The following increases or decreases in Principal Amount of this Global Security have been made:

                                                                                                        Signature of
                     Amount of Decrease                                   Principal Amount of            Authorized
                     in Principal Amount      Amount of Increase in       this Global Security          Signatory of
    Date of            of this Global          Principal Amount of           following such              trustee or
   Exchange               Security             this Global Security       Decrease or Increase           Custodian
----------------    ----------------------    -----------------------    -----------------------     -------------------

----------------    ----------------------    -----------------------    -----------------------     -------------------

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